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                                                                    EXHIBIT 12.1


                               IMCO RECYCLING INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                         FISCAL YEARS ENDED DECEMBER 31,                  JUNE        JUNE
                                            --------------------------------------------------------      YTD         YTD
                                              2002        2001        2000        1999        1998        2002        2003
                                            --------    --------    --------    --------    --------    --------    --------
(1)INCOME:

   EARNINGS/(LOSS) (BEFORE TAXES &
     MINORITY INTEREST)                     $ 11,268    $ (4,639)   $    411    $ 32,304    $ 31,143    $  5,132    $  6,544
   LESS: EQUITY EARNINGS FROM VAW-IMCO        (2,181)     (3,057)     (2,704)     (1,709)     (1,270)       (573)       (734)
   LESS: EQUITY EARNINGS FROM SALTS             (222)        (74)       (356)       (556)       (480)        (71)       (163)
   ADD: DIVIDENDS FROM VAW-IMCO                2,528       1,054          29          --          --          --
   ADD: DIVIDENDS FROM SALTS                     300          --         750         421         450          --          --
                                            --------    --------    --------    --------    --------    --------    --------
   PRETAX INCOME (LOSS)                       11,693      (6,716)     (1,899)     30,489      29,843       4,488       5,647
                                            --------    --------    --------    --------    --------    --------    --------
(2)FIXED CHARGES:

   INTEREST EXPENSE                            9,727      11,038      17,490      12,478       9,197       4,755       6,053
   INTEREST CAPITALIZED DURING THE PERIOD        212         336       1,067         520         339         104         108
   AMORTIZATION OF DEBT ISSUE COSTS               --          --          --         537         485          --          --
   INTEREST PORTION OF RENTAL EXPENSE          1,316       1,207       1,397       1,376       1,168         607         857
                                            --------    --------    --------    --------    --------    --------    --------
   FIXED CHARGES                              11,255      12,581      19,954      14,911      11,189       5,466       7,018
                                            --------    --------    --------    --------    --------    --------    --------

                                            --------    --------    --------    --------    --------    --------    --------
   SUB-TOTAL:                                 22,948       5,865      18,055      45,400      41,032       9,954      12,665
                                            --------    --------    --------    --------    --------    --------    --------

  LESS:
   INTEREST CAPITALIZED DURING THE PERIOD        212         336       1,067         520         339         104         108
                                            --------    --------    --------    --------    --------    --------    --------

  EARNINGS                                    22,736       5,529      16,988      44,880      40,693       9,850      12,557
                                            --------    --------    --------    --------    --------    --------    --------

                                            --------    --------    --------    --------    --------    --------    --------
  FIXED CHARGES                               11,255      12,581      19,954      14,911      11,189       5,466       7,018
                                            --------    --------    --------    --------    --------    --------    --------

                                            --------    --------    --------    --------    --------    --------    --------
  RATIO OF EARNINGS TO FIXED CHARGES             2.0         0.4         0.9         3.0         3.6         1.8         1.8
                                            ========    ========    ========    ========    ========    ========    ========